Trane Technologies Reports Strong Fourth-Quarter and Full-Year 2021 Results; Begins 2022 with Record Backlog

Highlights (fourth-quarter 2021 versus fourth-quarter 2020, unless otherwise noted):

●	Record reported bookings of $4.1 billion; up 28 percent; organic bookings* up 27 percent
●	Reported revenues of $3.6 billion; up 12 percent; organic revenues* up 11 percent
●	GAAP continuing EPS of $1.35; adjusted continuing EPS* of $1.36, up 32 percent
●	Record backlog of $5.4 billion, up 88 percent year-over-year, positions the Company well for 2022 and 2023
Highlights (full-year 2021 versus full-year 2020, unless otherwise noted):

●	Record reported bookings of $16.8 billion; up 29 percent; organic bookings* up 27 percent
●	Reported revenues of $14.1 billion; up 13 percent; organic revenues* up 11 percent
●	GAAP operating margin up 200 basis points and adjusted operating margin* up 140 basis points
●	GAAP continuing EPS of $5.96; adjusted continuing EPS* of $6.09, up 37 percent
*This news release contains non-GAAP financial measures. Definitions of the non-GAAP financial measures can be found in the footnotes of this news release. See attached tables for additional details and reconciliations.

SWORDS, Ireland, January 31, 2022 - Trane Technologies plc (NYSE:TT), a global climate innovator, today reported diluted earnings per share (EPS) from continuing operations of $1.35 for the fourth quarter of 2021. Adjusted continuing EPS was $1.36, up 32 percent, which excludes $11.2 million related to planned restructuring and transformation costs offset by the release of a pension indemnification.

Fourth-Quarter 2021 Results

Financial Comparisons - Fourth-Quarter Continuing Operations

$, millions except EPS	Q4 2021	Q4 2020	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$4,060	$3,168	28%	27%
Net Revenues	$3,569	$3,179	12%	11%
GAAP Operating Income	$436	$388	12%
GAAP Operating Margin	12.2%	12.2%	flat
Adjusted Operating Income*	$447	$394	13%
Adjusted Operating Margin*	12.5%	12.4%	10 bps
Adjusted EBITDA*	$525	$459	14%
Adjusted EBITDA Margin*	14.7%	14.4%	30 bps
GAAP Continuing EPS	$1.35	$1.01	34%
Adjusted Continuing EPS	$1.36	$1.03	32%
Restructuring and Transformation Costs	($11.2)	($5.9)	($5.3)
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"We delivered another year of strong performance in 2021 through our unwavering focus on our purpose-driven strategy and despite unprecedented inflationary and supply chain challenges," said Dave Regnery, chair and CEO of Trane Technologies. "Our global teams delivered record bookings, revenue, operating margins and earnings per share. Our strong free cash flow enabled ongoing investment in business innovation, decarbonization and expanded plant capacity, while returning $1.7 billion to shareholders. We are entering 2022 with record backlog of $5.4 billion, up 88 percent from the prior year.

"We continue to aggressively manage global inflationary and supply chain challenges. With healthy end markets, record customer demand for sustainable solutions and historic levels of backlog, we are well positioned to deliver another strong year of financial performance in 2022 and differentiated profitable growth and shareholder returns over the long term.”

Highlights from Fourth-Quarter 2021 (all comparisons against fourth-quarter 2020 unless otherwise noted)

•Robust demand drove record fourth-quarter revenue, strong operating income and EPS growth.
•Enterprise reported bookings and revenues were up 28 percent and 12 percent, respectively. Organic bookings and revenues were up 27 percent and 11 percent, respectively, driven by growth in all segments.
•Enterprise reported revenue growth included approximately 2 percentage points from acquisitions offset by approximately 1 percentage point of foreign exchange impact.
•GAAP operating margin was flat, adjusted operating margin was up 10 basis points, and adjusted EBITDA margin was up 30 basis points. Volume growth and positive price versus cost was offset by negative impacts on productivity versus other inflation, arising from supply chain, freight and logistics challenges.

Fourth-Quarter Business Review (all comparisons against fourth-quarter 2020 unless otherwise noted)

Americas Segment: innovates for customers in North America and Latin America. The Americas segment encompasses commercial heating and cooling systems, building controls, and energy services and solutions; residential heating and cooling; and transport refrigeration systems and solutions.

$, millions	Q4 2021	Q4 2020	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$3,172.2	$2,393.0	33%	31%
Net Revenues	$2,749.5	$2,385.9	15%	14%
GAAP Operating Income	$371.1	$332.6	12%
GAAP Operating Margin	13.5%	13.9%	(40 bps)
Adjusted Operating Income	$374.0	$334.7	12%
Adjusted Operating Margin	13.6%	14.0%	(40 bps)
Adjusted EBITDA	$437.1	$387.7	13%
Adjusted EBITDA Margin	15.9%	16.2%	(30 bps)

•Americas delivered record fourth-quarter revenue and bookings as customer demand for the Company's innovative products and services remained strong.
•Americas reported bookings and revenues were up 33 percent and 15 percent, respectively. Organic bookings and revenues were up 31 percent and 14 percent, respectively. Americas also delivered record backlog exiting the fourth quarter of 2021.
•Americas reported revenue growth included approximately 1 percentage point from acquisitions.
•GAAP operating margin was down 40 basis points, adjusted operating margin was down 40 basis points and adjusted EBITDA margin was down 30 basis points. Volume growth and positive price
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versus cost was offset by negative impacts on productivity versus other inflation, arising from supply chain, freight and logistics challenges.

Europe, Middle East and Africa (EMEA) Segment: innovates for customers in the Europe, Middle East and Africa region. The EMEA segment encompasses heating and cooling systems, services and solutions for commercial buildings, and transport refrigeration systems and solutions.

$, millions	Q4 2021	Q4 2020	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$510.3	$454.0	12%	13%
Net Revenues	$482.8	$465.4	4%	5%
GAAP Operating Income	$67.2	$67.6	(1)%
GAAP Operating Margin	13.9%	14.5%	(60 bps)
Adjusted Operating Income	$67.6	$67.8	flat
Adjusted Operating Margin	14.0%	14.6%	(60 bps)
Adjusted EBITDA	$75.8	$75.6	flat
Adjusted EBITDA Margin	15.7%	16.2%	(50 bps)

•EMEA delivered record fourth-quarter revenues and bookings as customer demand for the Company's innovative products and services remained strong.
•EMEA reported bookings and revenues were up 12 percent and 4 percent, respectively. Organic bookings and revenues were up 13 percent and 5 percent, respectively. EMEA also delivered record backlog exiting the fourth quarter of 2021.
•EMEA reported revenue growth included approximately 2 percentage points from acquisitions offset by approximately 3 percentage points of foreign exchange impact.
•GAAP operating margin was down 60 basis points, adjusted operating margin was down 60 basis points and adjusted EBITDA margin was down 50 basis points. Volume growth and price was offset by material inflation and negative impacts on productivity versus other inflation, arising from supply chain, freight and logistics challenges.

Asia Pacific Segment: innovates for customers throughout the Asia Pacific region. The Asia Pacific segment encompasses heating and cooling systems, services and solutions for commercial buildings and transport refrigeration systems and solutions.

$, millions	Q4 2021	Q4 2020	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$377.1	$320.6	18%	18%
Net Revenues	$337.0	$327.8	3%	4%
GAAP Operating Income	$60.3	$56.2	7%
GAAP Operating Margin	17.9%	17.1%	80 bps
Adjusted Operating Income	$60.5	$58.0	4%
Adjusted Operating Margin	18.0%	17.7%	30 bps
Adjusted EBITDA	$64.7	$59.6	9%
Adjusted EBITDA Margin	19.2%	18.2%	100 bps

•Asia Pacific delivered strong fourth-quarter revenues and record bookings as customer demand for the Company's innovative products and services remained strong.
•Asia Pacific reported bookings and revenues were up 18 percent and 3 percent, respectively. Organic bookings and revenues were up 18 percent and 4 percent, respectively. Asia Pacific also delivered record backlog exiting the fourth quarter of 2021.
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•GAAP operating margin was up 80 basis points, adjusted operating margin was up 30 basis points, and adjusted EBITDA margin was up 100 basis points. Volume growth, price and productivity offset material and other inflation and impacts arising from supply chain, freight and logistics challenges.

Full-Year 2021 Results (all comparisons against full-year 2020 unless otherwise noted)

Financial Comparisons - Full-year Continuing Operations

$, millions except EPS	2021	2020	Y-O-Y Change	Organic Y-O-Y
Bookings	$16,829	$13,000	29%	27%
Net Revenues	$14,136	$12,455	13%	11%
GAAP Operating Income	$2,023	$1,533	32%
GAAP Operating Margin	14.3%	12.3%	200 bps
Adjusted Operating Income	$2,069	$1,641	26%
Adjusted Operating Margin	14.6%	13.2%	140 bps
Adjusted EBITDA	$2,364	$1,918	23%
Adjusted EBITDA Margin	16.7%	15.4%	130 bps
GAAP Continuing EPS	$5.96	$4.02	48%
Adjusted Continuing EPS	$6.09	$4.46	37%
•For the full year 2021, the Company reported record bookings and revenues up 29 percent and 13 percent, respectively. Organic bookings and revenues were up 27 percent and 11 percent, respectively, as the Company outgrew end markets despite significant supply chain and inflationary impacts.
•GAAP operating margins were up 200 basis points, adjusted operating margins up 140 basis points and adjusted EBITDA margins were up 130 basis points in 2021 due to strong execution, productivity and price offsetting unprecedented supply chain impacts. The Company delivered organic leverage of 29 percent, exceeding the Company’s long-term target of 25 percent.

Balance Sheet and Cash Flow

$, millions	2021	2020	Y-O-Y Change
Cash From Continuing Operating Activities Y-T-D	$1,594	$1,766	($172)
Free Cash Flow Y-T-D*	$1,431	$1,714	($283)
Working Capital/Revenue*	1.4%	1.1%	30 bps increase
Cash Balance 31 December	$2,159	$3,290	($1,131)
Debt Balance 31 December	$4,842	$5,272	($430)
•For the full year 2021, the Company generated cash flow from operating activities of $1.6 billion and free cash flow of $1.4 billion.
•For the full year 2021, the Company deployed $2.4 billion including $561 million in dividends, $340 million for acquisitions and related investments, $1.1 billion in share repurchases and $425 million for debt retirement. During January 2022, the Company repurchased approximately $350 million of its ordinary shares.
•The Company expects to continue to pay a competitive and growing dividend and to deploy 100 percent of excess cash to shareholders over time. The Company recently announced its intention to increase its annual dividend by 14 percent, to $2.68 per share annualized, starting in the first quarter of 2022. When combined with the dividend increase of 11 percent in the first quarter of 2021, the annual dividend is expected to be up 26 percent since launching Trane Technologies in March of 2020.

Full-Year 2022 Guidance
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•GAAP continuing EPS of $6.88 to $7.08, including EPS of $(0.07) for transformation and other restructuring costs; adjusted EPS of $6.95 to $7.15, up 14 percent to 17 percent.
•Additional information regarding the Company's 2022 guidance is included in the Company's earnings presentation found at www.tranetechnologies.com in the Investor Relations section.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to our future performance, statements relating to the continued impact of the COVID-19 global pandemic, capital deployment including the amount and timing of our dividends, our share repurchase program including the amount of shares to be repurchased and the timing of such repurchases and our capital allocation strategy including acquisitions, if any; our projected free cash flow and usage of such cash; our available liquidity; performance of the markets in which we operate; restructuring activity and cost savings associated with such activity; our projected financial performance and targets including assumptions regarding our effective tax rate. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, the impact of the global COVID-19 pandemic on our business, our suppliers and our customers, global economic conditions taking into account the global COVID-19 pandemic, disruption and volatility in the financial markets due to the COVID-19 pandemic, improvement in market conditions (if any) with global vaccine administration, commodity shortages, supply chain constraints and price increases, the outcome of any litigation, risks and uncertainties associated with Chapter 11 proceedings for our deconsolidated subsidiaries Aldrich Pump LLC and Murray Boiler LLC, demand for our products and services, and tax law changes and interpretations. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2020, as well as our subsequent reports on Form 10-Q and other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes non-GAAP financial information, which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. The definitions of our non-GAAP financial information and reconciliation to GAAP are attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, adjusted EBITDA and per share amounts are attributed to Trane Technologies' ordinary shareholders.

Trane Technologies (NYSE:TT) is a global climate innovator. Through our strategic brands Trane® and Thermo King®, and our portfolio of environmentally responsible products and services, we bring efficient and sustainable climate solutions to buildings, homes and transportation. For more information, visit tranetechnologies.com.

# # #

1/31/22

(See Accompanying Tables)

•Table 1: Condensed Consolidated Income Statement
•Tables 2 - 7: Reconciliation of GAAP to Non-GAAP
•Table 8: Condensed Consolidated Balance Sheets
•Table 9: Condensed Consolidated Statement of Cash Flows
•Table 10: Balance Sheet Metrics and Free Cash Flow

Contacts:
Media:	Investors:
Jennifer Regina	Zac Nagle
704-712-5721, jennifer.regina@tranetechnologies.com	704-990-3913, InvestorRelations@tranetechnologies.com
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*Q4 Non-GAAP measures definitions

Organic revenue is defined as GAAP net revenues adjusted for the impact of currency and acquisitions. Organic bookings is defined as reported orders in the current period adjusted for the impact of currency and acquisitions.

Adjusted operating income in 2021 and 2020 is defined as GAAP operating income plus restructuring costs and transformation costs. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2, 3 and 4 of the news release.

Adjusted operating margin is defined as the ratio of adjusted operating income divided by net revenues.

Operating leverage is defined as the ratio of the change in adjusted operating income for the current period (e.g. Q4 2021) less the prior period (e.g. Q4 2020), divided by the change in net revenues for the current period less the prior period.

Adjusted earnings from continuing operations attributable to Trane Technologies plc (Adjusted net earnings) in 2021 is defined as GAAP earnings from continuing operations attributable to Trane Technologies plc plus restructuring costs and transformation costs less the gain on release of a pension indemnification liability, net of tax impacts. Adjusted net earnings in 2020 is defined as GAAP earnings from continuing operations attributable to Trane Technologies plc plus restructuring costs and transformation costs less the gain on M&A transaction, net of tax impacts plus separation-related tax costs. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2 and 3 of the news release.

Adjusted continuing EPS in 2021 is defined as GAAP continuing EPS plus restructuring costs and transformation costs less the gain on release of a pension indemnification liability, net of tax impacts. Adjusted continuing EPS in 2020 is defined as GAAP continuing EPS plus restructuring costs and transformation costs less the gain on M&A transaction, net of tax impacts plus separation-related tax costs. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2 and 3 of the news release.

Adjusted EBITDA in 2021 is defined as adjusted operating income plus depreciation and amortization expense plus or minus other income / (expense), net less the gain on release of a pension indemnification liability. Adjusted EBITDA in 2020 is defined as adjusted operating income plus depreciation and amortization expense plus or minus other income / (expense), net less the gain on M&A transaction. Please refer to the reconciliation of GAAP to non-GAAP measures on table 4 of the news release.

Adjusted EBITDA margin is defined as the ratio of adjusted EBITDA divided by net revenues.

Free cash flow in 2021 and 2020 is defined as net cash provided by (used in) continuing operating activities, less capital expenditures, plus cash payments for restructuring costs and transformation costs. Please refer to the free cash flow reconciliation on table 10 of the news release.

Working capital measures a firm’s operating liquidity position and its overall effectiveness in managing the enterprise's current accounts.

•Working capital is calculated by adding net accounts and notes receivables and inventories and subtracting total current liabilities that exclude short-term debt, dividend payables and income tax payables.
•Working capital as a percent of revenue is calculated by dividing the working capital balance (e.g. as of December 31) by the annualized revenue for the period (e.g. reported revenues for the three months ended December 31 multiplied by 4 to annualize for a full year).

Adjusted effective tax rate for 2021 is defined as the ratio of income tax provision less the net tax effect of adjustments for restructuring costs, transformation costs and the gain on release of a pension indemnification liability divided by earnings from continuing operations before income taxes plus restructuring costs and transformation costs less the gain on release of a pension indemnification liability. Adjusted effective tax rate for 2020 is defined as the ratio of income tax provision less the net tax effect of adjustments for restructuring costs, transformation costs and the gain on M&A transaction less separation-related tax costs divided by earnings from
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continuing operations before income taxes plus restructuring costs and transformation costs less the gain on M&A transaction. This measure allows for a direct comparison of the effective tax rate between periods.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). The following schedules provide non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

Non-GAAP financial measures assist investors with analyzing our business results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. Presentation of these non-GAAP financial measures helps investors and management to assess the operating performance of the Company.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

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Table 1

TRANE TECHNOLOGIES PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter		For the year
	ended December 31,		ended December 31,
	2021	2020	2021	2020
Net revenues	$3,569.3	$3,179.1	$14,136.4	$12,454.7
Cost of goods sold	(2,527.8)	(2,231.2)	(9,666.8)	(8,651.3)
Selling and administrative expenses	(605.8)	(559.9)	(2,446.3)	(2,270.6)
Operating income	435.7	388.0	2,023.3	1,532.8
Interest expense	(56.0)	(61.9)	(233.7)	(248.7)
Other income/(expense), net	14.9	(3.5)	1.1	4.1
Earnings before income taxes	394.6	322.6	1,790.7	1,288.2
Provision for income taxes	(65.5)	(72.4)	(333.5)	(296.8)
Earnings from continuing operations	329.1	250.2	1,457.2	991.4
Discontinued operations, net of tax	(8.0)	(1.0)	(20.6)	(121.4)
Net earnings	321.1	249.2	1,436.6	870.0
Less: Net earnings from continuing operations attributable to noncontrolling interests	(3.3)	(4.5)	(13.2)	(14.2)
Less: Net earnings from discontinued operations attributable to noncontrolling interests	—	—	—	(0.9)
Net earnings attributable to Trane Technologies plc	$317.8	$244.7	$1,423.4	$854.9

Amounts attributable to Trane Technologies plc ordinary shareholders:
Continuing operations	$325.8	$245.7	$1,444.0	$977.2
Discontinued operations	(8.0)	(1.0)	(20.6)	(122.3)
Net earnings	$317.8	$244.7	$1,423.4	$854.9

Diluted earnings (loss) per share attributable to Trane Technologies plc ordinary shareholder:
Continuing operations	$1.35	$1.01	$5.96	$4.02
Discontinued operations	(0.03)	—	(0.09)	(0.50)
Net earnings	$1.32	$1.01	$5.87	$3.52

Weighted-average number of common shares outstanding:
Diluted	240.7	244.3	242.3	243.1

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended December 31, 2021				For the year ended December 31, 2021
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,569.3	$—		$3,569.3	$14,136.4	$—		$14,136.4

	Operating income	435.7	11.2	(a,b)	446.9	2,023.3	45.5	(a,b,c)	2,068.8
	Operating margin	12.2%			12.5%	14.3%			14.6%

	Earnings from continuing operations before income taxes	394.6	(1.6)	(a,b,e)	393.0	1,790.7	39.9	(a,b,c,d,e)	1,830.6
	Benefit (provision) for income taxes	(65.5)	2.0	(f)	(63.5)	(333.5)	(9.1)	(f)	(342.6)
	Tax rate	16.6%			16.2%	18.6%			18.7%
	Earnings from continuing operations attributable to Trane Technologies plc	$325.8	$0.4	(g)	$326.2	$1,444.0	$30.8	(g)	$1,474.8

	Diluted earnings per common share
	Continuing operations	$1.35	$0.01		$1.36	$5.96	$0.13		$6.09

	Weighted-average number of common shares outstanding:
	Diluted	240.7	—		240.7	242.3	—		242.3

	Detail of Adjustments:
(a)	Restructuring costs (COGS & SG&A)		$7.3				$27.0
(b)	Transformation costs (SG&A)		3.9				16.7
(c)	M&A transaction costs (SG&A)		—				1.8
(d)	Charges related to certain entities deconsolidated under Chapter 11		—				7.2
(e)	Gain on release of a pension indemnification liability		(12.8)				(12.8)
(f)	Tax impact of adjustments (a,b,c,d,e)		2.0				(9.1)

(g)	Impact of adjustments on earnings from continuing operations attributable to Trane Technologies plc		$0.4				$30.8

	Pre-tax impact of adjustments on cost of goods sold		3.9				7.5
	Pre-tax impact of adjustments on selling & administrative expenses		7.3				38.0
	Pre-tax impact of adjustments on operating income		$11.2				$45.5

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended December 31, 2020				For the year ended December 31, 2020
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,179.1	$—		$3,179.1	$12,454.7	$—		$12,454.7

	Operating income	388.0	5.9	(a,b)	393.9	1,532.8	107.8	(a,b)	1,640.6
	Operating margin	12.2%			12.4%	12.3%			13.2%

	Earnings from continuing operations before income taxes	322.6	3.5	(a,b,e)	326.1	1,288.2	87.1	(a,b,c,d,e)	1,375.3
	Benefit (provision) for income taxes	(72.4)	1.4	(f,g)	(71.0)	(296.8)	19.1	(f,g)	(277.7)
	Tax rate	22.4%			21.8%	23.0%			20.2%
	Earnings from continuing operations attributable to Trane Technologies plc	$245.7	$4.9	(h)	$250.6	$977.2	$106.2	(h)	$1,083.4

	Diluted earnings per common share
	Continuing operations	$1.01	$0.02		$1.03	$4.02	$0.44		$4.46

	Weighted-average number of common shares outstanding:
	Diluted	244.3	—		244.3	243.1	—		243.1

	Detail of Adjustments:
(a)	Restructuring costs (COGS & SG&A)		$4.4				$75.7
(b)	Transformation costs (SG&A)		1.5				32.1
(c)	Legacy legal liability adjustment		—				(17.4)
(d)	Gain from deconsolidation of certain entities under Chapter 11		—				(0.9)
(e)	Gain on M&A transaction		(2.4)				(2.4)
(f)	Tax impact of adjustments (a,b,c,d,e)		0.6				(22.0)
(g)	Separation-related tax costs		0.8				41.1
(h)	Impact of adjustments on earnings from continuing operations attributable to Trane Technologies plc		$4.9				$106.2

	Pre-tax impact of adjustments on cost of goods sold		2.2				24.1
	Pre-tax impact of adjustments on selling & administrative expenses		3.7				83.7
	Pre-tax impact of adjustments on operating income		$5.9				$107.8

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)
UNAUDITED

		For the quarter ended December 31, 2021		For the quarter ended December 31, 2020
		As Reported	Margin	As Reported	Margin
Americas	Net revenues	$2,749.5		$2,385.9

	Segment operating income	$371.1	13.5%	$332.6	13.9%
	Restructuring	2.9	0.1%	2.1	0.1%
	Adjusted operating income *	374.0	13.6%	334.7	14.0%
	Depreciation and amortization	59.0	2.1%	55.5	2.3%
	Other income/(expense), net (a)	4.1	0.2%	(2.5)	(0.1)%
	Adjusted EBITDA *	$437.1	15.9%	$387.7	16.2%

Europe, Middle East & Africa	Net revenues	$482.8		$465.4

	Segment operating income	$67.2	13.9%	$67.6	14.5%
	Restructuring	0.4	0.1%	0.2	0.1%
	Adjusted operating income *	67.6	14.0%	67.8	14.6%
	Depreciation and amortization	8.0	1.7%	8.6	1.8%
	Other income/(expense), net	0.2	—%	(0.8)	(0.2)%
	Adjusted EBITDA *	$75.8	15.7%	$75.6	16.2%

Asia Pacific	Net revenues	$337.0		$327.8

	Segment operating income	$60.3	17.9%	$56.2	17.1%
	Restructuring	0.2	0.1%	1.8	0.6%
	Adjusted operating income *	60.5	18.0%	58.0	17.7%
	Depreciation and amortization	4.1	1.2%	—	—%
	Other income/(expense), net	0.1	—%	1.6	0.5%
	Adjusted EBITDA *	$64.7	19.2%	$59.6	18.2%

Corporate	Unallocated corporate expense	$(62.9)		$(68.4)
	Restructuring/Other (b)	7.7		1.8
	Adjusted corporate expense *	(55.2)		(66.6)
	Depreciation and amortization	5.3		6.5
	Other income/(expense), net (a)	(2.3)		(4.2)
	Adjusted EBITDA *	$(52.2)		$(64.3)

Total Company	Net revenues	$3,569.3		$3,179.1

	Operating income	$435.7	12.2%	$388.0	12.2%
	Restructuring/Other (b)	11.2	0.3%	5.9	0.2%
	Adjusted operating income	446.9	12.5%	393.9	12.4%
	Depreciation and amortization	76.4	2.1%	70.6	2.2%
	Other income/(expense), net (a)	2.1	0.1%	(5.9)	(0.2)%
	Adjusted EBITDA *	$525.4	14.7%	$458.6	14.4%
*Represents a non-GAAP measure, refer to pages 6-7 in the Earnings Release for definitions.
(a) Other income/(expense), net within 2020 Americas excludes $2.4M gain on M&A transaction and within 2021 Corporate includes the gain on release of a pension indemnification liability of $12.8M
(b) Other within Corporate includes Transformation costs of $3.9M in 2021 and Transformation costs of $1.5M in 2020

Management measures operating performance based on net earnings excluding interest expense, income taxes, depreciation and amortization, restructuring, unallocated corporate expenses and discontinued operations (Segment Adjusted EBITDA). Segment Adjusted EBITDA is not defined under GAAP and may not be comparable to similarly-titled measures used by other companies and should not be considered a substitute for net earnings or other results reported in accordance with GAAP. The Company believes Segment Adjusted EBITDA provides the most relevant measure of profitability as well as earnings power and the ability to generate cash. This measure is a useful financial metric to assess the Company's operating performance from period to period by excluding certain items that it believes are not representative of its core business and the Company uses this measure for business planning purposes.
SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)
UNAUDITED

		For the year ended December 31, 2021		For the year ended December 31, 2020
		As Reported	Margin	As Reported	Margin
Americas	Net revenues	$10,957.1		$9,685.9

	Segment operating income	$1,761.0	16.1%	$1,424.5	14.7%
	Restructuring	6.8	0.0%	35.3	0.4%
	Adjusted operating income *	1,767.8	16.1%	1,459.8	15.1%
	Depreciation and amortization	227.6	2.1%	224.0	2.3%
	Other income/(expense), net (a)	13.4	0.1%	(8.5)	(0.1)%
	Adjusted EBITDA *	$2,008.8	18.3%	$1,675.3	17.3%

Europe, Middle East & Africa	Net revenues	$1,944.9		$1,648.1

	Segment operating income	$324.2	16.7%	$222.7	13.5%
	Restructuring	2.6	0.1%	7.4	0.5%
	Adjusted operating income *	326.8	16.8%	230.1	14.0%
	Depreciation and amortization	33.3	1.7%	32.6	2.0%
	Other income/(expense), net	(0.9)	—%	3.0	0.1%
	Adjusted EBITDA *	$359.2	18.5%	$265.7	16.1%

Asia Pacific	Net revenues	$1,234.4		$1,120.7

	Segment operating income	$209.6	17.0%	$169.4	15.1%
	Restructuring	1.4	0.1%	5.1	0.5%
	Adjusted operating income *	211.0	17.1%	174.5	15.6%
	Depreciation and amortization	16.5	1.3%	11.6	1.0%
	Other income/(expense), net	1.0	0.1%	2.7	0.2%
	Adjusted EBITDA *	$228.5	18.5%	$188.8	16.8%

Corporate	Unallocated corporate expense	$(271.5)		$(283.8)
	Restructuring/Other (b)	34.7		60.0
	Adjusted corporate expense *	(236.8)		(223.8)
	Depreciation and amortization	22.0		26.1
	Other income/(expense), net (a)	(18.0)		(13.8)
	Adjusted EBITDA *	$(232.8)		$(211.5)

Total Company	Net revenues	$14,136.4		$12,454.7

	Operating income	$2,023.3	14.3%	$1,532.8	12.3%
	Restructuring/Other (b)	45.5	0.3%	107.8	0.9%
	Adjusted operating income	2,068.8	14.6%	1,640.6	13.2%
	Depreciation and amortization	299.4	2.1%	294.3	2.4%
	Other income/(expense), net (a)	(4.5)	—%	(16.6)	(0.2)%
	Adjusted EBITDA *	$2,363.7	16.7%	$1,918.3	15.4%
*Represents a non-GAAP measure, refer to pages 6-7 in the Earnings Release for definitions.
(a) Other income/(expense), net within 2020 Americas excludes $2.4M gain on M&A transaction, within 2021 Corporate excludes a $12.8M gain on release of a pension indemnification liability and $7.2M in charges related to certain entities deconsolidated under Chapter 11, and within 2020 Corporate excludes $17.4 legacy legal liability adjustment and $0.9M of gain from deconsolidation of certain entities under chapter 11
(b) Other within Corporate includes M&A transaction costs of $1.8M and Transformation costs of $16.7M in 2021, and Transformation costs of $32.1M in 2020

Management measures operating performance based on net earnings excluding interest expense, income taxes, depreciation and amortization, restructuring, unallocated corporate expenses and discontinued operations (Segment Adjusted EBITDA). Segment Adjusted EBITDA is not defined under GAAP and may not be comparable to similarly-titled measures used by other companies and should not be considered a substitute for net earnings or other results reported in accordance with GAAP. The Company believes Segment Adjusted EBITDA provides the most relevant measure of profitability as well as earnings power and the ability to generate cash. This measure is a useful financial metric to assess the Company's operating performance from period to period by excluding certain items that it believes are not representative of its core business and the Company uses this measure for business planning purposes.
SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)

UNAUDITED

	For the quarter
	ended December 31,
	2021	2020
Total Company
Adjusted EBITDA *	$525.4	$458.6
Less: items to reconcile adjusted EBITDA to net earnings attributable to Trane Technologies plc
Depreciation and amortization	(76.4)	(70.6)
Interest expense	(56.0)	(61.9)
Provision for income taxes	(65.5)	(72.4)
Restructuring	(7.3)	(4.4)
Transformation Costs	(3.9)	(1.5)
Gain on release of a pension indemnification liability	12.8	—
Gain on M&A transaction	—	2.4
Discontinued operations, net of tax	(8.0)	(1.0)
Net earnings from continuing operations attributable to noncontrolling interests	(3.3)	(4.5)
Net earnings attributable to Trane Technologies plc	$317.8	$244.7

*Represents a non-GAAP measure, refer to pages 6-7 in the Earnings Release for definitions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)

UNAUDITED

	For the year
	ended December 31,
	2021	2020
Total Company
Adjusted EBITDA *	$2,363.7	$1,918.3
Less: items to reconcile adjusted EBITDA to net earnings attributable to Trane Technologies plc
Depreciation and amortization	(299.4)	(294.3)
Interest expense	(233.7)	(248.7)
Provision for income taxes	(333.5)	(296.8)
Restructuring	(27.0)	(75.7)
Transformation Costs	(16.7)	(32.1)
M&A transaction costs	(1.8)	—
Charges related to certain entities deconsolidated under Chapter 11	(7.2)	—
Gain on release of a pension indemnification liability	12.8	—
Legacy Legal Liability Adjustment	—	17.4
Gain from deconsolidation of certain entities under Chapter 11	—	0.9
Gain on M&A transaction	—	2.4
Discontinued operations, net of tax	(20.6)	(121.4)
Net earnings from continuing operations attributable to noncontrolling interests	(13.2)	(14.2)
Net earnings from discontinued operations attributable to noncontrolling interests	—	(0.9)
Net earnings attributable to Trane Technologies plc	$1,423.4	$854.9

*Represents a non-GAAP measure, refer to pages 6-7 in the Earnings Release for definitions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8
TRANE TECHNOLOGIES PLC
Condensed Consolidated Balance Sheets
(In millions)

UNAUDITED

	December 31,	December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$2,159.2	$3,289.9
Accounts and notes receivable, net	2,429.4	2,202.1
Inventories	1,530.8	1,189.2
Other current assets	351.5	224.4
Total current assets	6,470.9	6,905.6
Property, plant and equipment, net	1,398.8	1,349.5
Goodwill	5,504.8	5,342.8
Intangible assets, net	3,305.6	3,286.4
Other noncurrent assets	1,379.7	1,272.4
Total assets	$18,059.8	$18,156.7

LIABILITIES AND EQUITY
Accounts payable	$1,787.3	$1,520.2
Accrued expenses and other current liabilities	2,344.7	2,043.1
Short-term borrowings and current maturities of long-term debt	350.4	775.6
Total current liabilities	4,482.4	4,338.9
Long-term debt	4,491.7	4,496.5
Other noncurrent liabilities	2,812.6	2,894.2
Shareholders' Equity	6,273.1	6,427.1
Total liabilities and equity	$18,059.8	$18,156.7

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 9
TRANE TECHNOLOGIES PLC
Condensed Consolidated Statement of Cash Flows
(In millions)

UNAUDITED

	For the year
	ended December 31,
	2021	2020
Operating Activities
Earnings from continuing operations	$1,457.2	$991.4
Depreciation and amortization	299.4	294.3
Changes in assets and liabilities and other non-cash items	(162.2)	480.5
Net cash provided by (used in) continuing operating activities	1,594.4	1,766.2
Net cash provided by (used in) discontinued operating activities	(6.1)	(331.2)
Net cash provided by (used in) operating activities	1,588.3	1,435.0

Investing Activities
Capital expenditures, net	(223.0)	(146.2)
Acquisition of businesses, net of cash acquired	(269.2)	(182.8)
Deconsolidation of certain entities under Chapter 11	—	(10.8)
Other investing activities, net	(53.5)	1.3
Net cash provided by (used in) continuing investing activities	(545.7)	(338.5)
Net cash provided by (used in) discontinued investing activities	—	(37.7)
Net cash provided by (used in) investing activities	(545.7)	(376.2)

Financing Activities
Payments of long-term debt	(432.5)	(307.5)
Dividends paid to ordinary shareholders	(561.1)	(507.3)
Repurchase of ordinary shares	(1,100.3)	(250.0)
Receipt of / (Settlement related to) special cash payment	(49.5)	1,900.0
Other financing activities, net	15.8	49.1
Net cash provided by (used in) financing activities of continuing operations	(2,127.6)	884.3

Effect of exchange rate changes on cash and cash equivalents	(45.7)	68.2
Net increase (decrease) in cash and cash equivalents	(1,130.7)	2,011.3
Cash and cash equivalents - beginning of period	3,289.9	1,278.6
Cash and cash equivalents - end of period	$2,159.2	$3,289.9

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 10
TRANE TECHNOLOGIES PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)
UNAUDITED

	December 31,	December 31,
	2021	2020
Net Receivables	$2,429	$2,202
Days Sales Outstanding	62.1	63.2

Net Inventory	$1,531	$1,189
Inventory Turns	6.6	7.5

Accounts Payable	$1,787	$1,520
Days Payable Outstanding	64.5	62.2
--------------------------------------------------------------------------------------------------------------------------------------------------------------------

	Year ended	Year ended
	December 31, 2021	December 31, 2020

Cash flow provided by continuing operating activities	$1,594.4	$1,766.2
Capital expenditures	(223.0)	(146.2)
Cash payments for restructuring	38.1	68.9
Transformation costs paid	21.4	25.4
Free cash flow*	$1,430.9	$1,714.3

Adjusted earnings from continuing operations attributable to Trane Technologies plc	$1,474.8	$1,083.4
Free cash flow as a percent of adjusted net earnings	97%	158%
*Represents a non-GAAP measure, refer to pages 6-7 in the Earnings Release for definitions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION